Exhibit 99B.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Trust For Investment Managers and to the use of our report dated October 3, 2001 on the financial statements and financial highlights of Villere Balanced Fund, a series of Trust For Investment
Managers.   Such financial statements and financial highlights appear in the
2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        /s/Tait,Weller & Baker


                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 14, 2001